UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2008

ChinaCast Education Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15/F Reignwood Center, No. 8 Yong An-Dongli Jianguomenwai Avenue Beijing 100022, , PRC
(Address of principal executive offices)

Registrant's telephone number, including area code:   (86 10 ) 6566 7788

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 17, 2008, ChinaCast Education Corporation ("Company"), received confirmation that on April 11, 2008, the Chongqing Municipal Bureau of the Administration for Industry accepted the consummation of the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company's wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited ("Hai Lai") from Beijing Heng Tai Jufu Investment Limited ("Heng Tai"). Hai Lai holds 100% of the Foreign Trade and Business College of Chongqing Normal University ("FTBC") and Hai Yuen Company Limited ("Hai Yuen"), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor's degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.

The Company paid RMB480 million (the "Purchase Price") for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by May 11, 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.

Item 8.01. Other Events.

On April 21, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The Company will provide the information required to be filed under this Item 9.01(a) within the time period set forth in Item 9.01(a)(4).

(b) Pro Forma Financial Information. The Company will provide the information required to be filed under this Item 9.01(b) within the time period set forth in Item 9.01(a)(4).

(d) Exhibits. The following exhibits are provided as part of this Report.

        Exhibit 99.1     Press release dated April 21, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChinaCast Education Corporation (Registrant)
April 21, 2008 (Date)	/s/ ANTONIO SENA Antonio Sena Chief Financial Officer

Exhibit Index
99.1	Press release dated April 21, 2008